As filed with the Securities and Exchange Commission on May 22, 1998
                                                    REGISTRATION NO. 333 - 53107
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           BANKATLANTIC BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                                     Florida
         (State or other Jurisdiction of Incorporation or Organization)

                                      6035
                                     ------
            (Primary Standard Industrial Classification Code Number)

                                   65-0507804
                                  -------------
                      (I.R.S. Employer Identification No.)

                           BankAtlantic Bancorp, Inc.
                            1750 E. Sunrise Boulevard
                         Fort Lauderdale, Florida 33304
                                 (954) 760-5000
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                                  Alan B. Levan
                  Chairman, President & Chief Executive Officer
                           BankAtlantic Bancorp. Inc.
                            1750 E. Sunrise Boulevard
                         Fort Lauderdale, Florida 33304
                                 (954) 760-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  Please send copies of all communications to:


ALISON W. MILLER, ESQ.                              RONALD H. JANIS, ESQ.
Stearns Weaver Miller Weissler                      Pitney, Hardin, Kipp & Szuch
Alhadeff & Sitterson, P.A.                          P.O. Box 1945
Museum Tower                                        Morristown, New Jersey 07962
150 West Flagler Street                             (973) 966-8263
Miami, Florida 33130
(305) 789-3500

             APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the Effective Time of the Merger, as defined in the Acquisition Agreement, dated as of February 9, 1998 (the "ACQUISITION AGREEMENT") between BankAtlantic Bancorp, Inc. ("BANCORP"), Ryan, Beck & Co., Inc. ("RYAN, BECK") and BCP Acquisition Corporation ("BCP"), attached as Appendix A to the Proxy Statement-Prospectus.

             If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.


                            =======================

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



         This Pre-Effective Amendment to the Registration Statement on Form S-4 is being filed solely for the purpose of filing Exhibits 5, 8.1 and 23.1 hereof.


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

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.          Indemnification of Directors and Officers

         Section 607.0850 of the Florida Business Corporation Act and the Articles of Incorporation and Bylaws of the Registrant provide for indemnification of the Registrant's directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Registrant carries insurance permitted by the laws of the State of Florida on behalf of Directors, officers, employees or agents which may cover liabilities under the Securities Act.

Item 21.          Exhibits

         The following exhibits either are filed herewith or incorporated by reference to documents previously filed or will be filed by amendment, as indicated below:

EXHIBITS          DESCRIPTION
--------          -----------

2.1 Acquisition Agreement, dated as of February 9, 1998, by and between the Registrant, Ryan Beck & Co., Inc. and BCP Acquisition Corporation (included herewith as Appendix A to the Proxy Statement-Prospectus filed as part of this Registration Statement).

2.2 Form of Voting Agreement, dated as of February 9, 1989, by and between the Registrant and each member of the Board of Directors of Ryan, Beck & Co., Inc. (included herewith as Exhibit A to Appendix A to the Proxy Statement-Prospectus filed as part of this Registration Statement).

2.3 Form of Stock Option Agreement, dated as of February 9, 1989, by and between the Registrant and Ryan, Beck & Co., Inc. (included herewith as Appendix B to the Proxy
                 Statement-Prospectus filed as part of this Registration Statement).

2.4 Form of Independence Agreement, dated as of February 9, 1989, between the Registrant and Ryan, Beck & Co., Inc. (included herewith as Exhibit E to Appendix A to the Proxy
                 Statement-Prospectus filed as part of this Registration Statement).

3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3, filed on June 5, 1996 (Registration No. 333-05287)).

3.2 Articles of Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 13, 1998).

3.3              Bylaws of the Registrant (incorporated by reference to Exhibit
                 3.2 to the Registrant's Registration Statement on Form S-4, filed on May 5, 1994 (Registration No. 33-77708)).

4 Specimen certificate for shares of the Registrant's Class A Common Stock, par value $.01 (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registrant's Registration Statement on Form S-2, filed on March 8, 1996 (Registration No. 333-1212)).

5 Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. regarding validity of the shares of Class A Common Stock being offered.


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

8.1 Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. regarding certain federal income tax matters.

8.2 Opinion of Pitney, Hardin, Kipp & Szuch regarding certain federal income tax matters.*

23.1             Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson,
                 P.A.

23.2             Consent of Pitney, Hardin, Kipp & Szuch.*

23.3             Consent of KPMG Peat Marwick LLP.*

23.4             Consent of Deloitte & Touche, LLP.*

23.5             Consent of Trien, Rosenberg, Felix, Rosenberg, Barr & Weinberg*

23.6             Consent of Duff & Phelps, LLC.*

24 Power of Attorney (included with signature pages to this Registration Statement).

99 Form of Ryan, Beck & Co., Inc. Common Stock Proxy Card for meeting of Stockholders of Ryan, Beck & Co., Inc.*
----------

*  Previously filed


Item 22.  Undertakings

         (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         (d) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                  (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (ss.230.415 of this chapter), wilL be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be


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

deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 22nd day of May, 1998.

                                           BANKATLANTIC BANCORP, INC.

                                           By:  /S/ ALAN B. LEVAN
                                              ----------------------------------
                                           Alan B. Levan,
                                           Chairman of the Board of Directors,
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Levan and Jasper R. Eanes and each of them acting alone, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----

/S/ ALAN B. LEVAN                           Chairman of the Board,              May 22, 1998
---------------------------                 Chief Executive Officer
Alan B. Levan                               and President


/S/ JASPER R. EANES                         Executive Vice President,           May 22, 1998
---------------------------                 Chief Financial Officer
Jasper R. Eanes


/S/ JOHN E. ABDO                            Vice-Chairman of the Board          May 22, 1998
---------------------------
John E. Abdo

_____________________________               Senior Executive Vice               May __, 1998
Frank V. Grieco                             President and Director


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

/S/ STEVEN M. COLDREN                       Director                            May 22, 1998
---------------------------
Steven M. Coldren

/S/ MARY E. GINESTRA                        Director                            May 22, 1998
---------------------------
Mary E. Ginestra

____________________________                Director                            May __ , 1998
Bruno DiGiulian


/S/ CHARLIES C. WINNINGHAM                  Director                            May 22, 1998
--------------------------
Charlie C. Winningham, II


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

                                INDEX TO EXHIBITS

EXHIBIT          DESCRIPTION
-------          -----------

5 Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. regarding validity of the shares of Class A Common Stock being offered.

8.1 Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. regarding certain tax matters relating to the transaction.

8.2 Opinion of Pitney, Hardin, Kipp & Szuch regarding certain tax matters relating to the transaction.*

23.1             Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson,
                 P.A.

23.2             Consent of Pitney, Hardin, Kipp & Szuch.*

23.3             Consent of KPMG Peat Marwick L.L.P.*

23.4             Consent of Deloitte & Touche, LLP.*

23.5             Consent of Trien, Rosenberg, Felix, Rosenberg, Barr &
                 Weinberg.*

23.6             Consent of Duff & Phelps, LLC.*

99 Form of Ryan, Beck & Co., Inc. Common Stock Proxy Card for meeting of Stockholders of Ryan, Beck & Co., Inc.*

------------------------------
         *        Previously filed.


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